______________________________________________________________________________
______________________________________________________________________________


                California Petroleum Transport Corporation


                                    and


                   CalPetro Tankers (Bahamas I) Limited






                    ___________________________________


                   ASSIGNMENT OF EARNINGS AND INSURANCES

                        Dated as of _______ 1, 1994

                    ___________________________________






______________________________________________________________________________
______________________________________________________________________________

                             Table of Contents

                                                                      Page No.




                                 ARTICLE I

                                DEFINITIONS

                                ARTICLE II

                                ASSIGNMENT

      Section 2.01  Security Interest........................................  1
      Section 2.02  Assignment of Earnings...................................  1
      Section 2.03  Assignment of Insurances.................................  2
      Section 2.04  Assignment of Proceeds of Requisition of Use.............  3

                                ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE OWNER

      Section 3.01  Organization, Power and Status of the Owner..............  3
      Section 3.02  Authorization; Enforceability; Execution and Delivery....  3
      Section 3.03  No Conflicts; Laws and Consents; No Default..............  3
      Section 3.04  Governmental Approvals...................................  4
      Section 3.05  Litigation...............................................  4
      Section 3.06  No Prior Assignment......................................  4

                                ARTICLE IV

                          COVENANTS OF THE OWNER

      Section 4.01  Covenants of Owner.......................................  4
      Section 4.02  Owner to Remain Liable...................................  5
      Section 4.03  Further Assurances.......................................  5
      Section 4.04  Lender as Attorney-in-Fact of Owner......................  5

                                 ARTICLE V

                         MISCELLANEOUS PROVISIONS

      Section 5.01  Amendment................................................  5
      Section 5.02  Severability.............................................  6
      Section 5.03  Notices..................................................  6
      Section 5.04  Consent to Jurisdiction..................................  6
      Section 5.05  Captions.................................................  6
      Section 5.06  Governing Law............................................  6
      Section 5.07  No Partnership...........................................  6
      Section 5.08  Counterparts.............................................  7
      Section 5.09  Survival.................................................  7
      Section 5.10  Integration..............................................  7
      Section 5.11  Reproduction of Documents................................  7
      Section 5.12  Successors and Assigns; Assignment.......................  7
      Section 5.13  General Interpretive Principles..........................  7
      Section 5.14  Effective Date of Transaction............................  8


            Assignment of Earnings and Insurances, dated as of _______ 1, 1994 (the "Assignment"), between California Petroleum Transport Corporation, a corporation organized under the laws of the State of Delaware (the "Lender") and CalPetro Tankers (Bahamas I) Limited, a company organized under the laws of The Commonwealth of the Bahamas (the "Owner").

                           PRELIMINARY STATEMENT

            The Owner has requested that the Lender make two loans to the
Owner: one loan in the aggregate principal amount equal to $____________ (the "Term Loan") and one series of loans in the aggregate principal amount equal to $____________ (collectively, the "Serial Loans" and, collectively with the Term Loan, the "Loans"). The Loans will be made pursuant to the terms and conditions of two Loan Agreements, each dated as of the date hereof, each between the Lender and the Owner. The net proceeds of the Serial Loans and the Term Loan will be used by the Owner to acquire the m.t. _________ (the "Vessel") from Chevron Transport Corporation (the "Initial Charterer"). The Vessel will be bareboat chartered to the Initial Charterer pursuant to the Bareboat Charter (the "Initial Charter"), dated as of the date hereof, between the Owner and the Initial Charterer. As collateral security for its obligations under the Loan Agreements, the Owner will assign, pledge, mortgage and grant the Lender a security interest in, inter alia, the Vessel, the Initial Charter and the earnings and insurances of the Vessel.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of other valuable consideration, receipt of which is hereby acknowledged, the Owner and the Lender hereby agree as follows:

                                 ARTICLE I

                                DEFINITIONS

            Capitalized terms used in this Assignment shall have the meanings assigned to such terms in Schedule 1 to this Assignment, and the definitions of such terms shall be equally applicable to both the singular and plural forms of such terms.

                                ARTICLE II

                                ASSIGNMENT

            Section 2.01 Security Interest. This Assignment is made and delivered as security for the Serial Obligations and the Term Obligations, equally and ratably; provided, however, in the event that the Serial Obligations are satisfied and paid in full pursuant to the terms and conditions of the Serial Loan Agreement, this Assignment will be security solely and exclusively for the Term Obligations.

            Section 2.02 Assignment of Earnings. The Owner, to provide for the payment of and as security for the Term Obligations and the Serial
Obligations, equally and ratably, has sold, assigned, transferred, set over and granted a security interest in and does hereby sell, assign, transfer, set over unto and grant a security interest unto the Lender, its successors and assigns, for its and their successors' and assigns' own proper use and benefit, all of the Owner's right, title and interest in and to (a) any and all moneys due and to become due to the Owner under any and all present and future charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, salvage and other operations of every kind whatsoever of the Vessel; and (b) any and all claims and causes of action for money, loss or damages that may accrue arising out of or in any way connected with the present or future use, operation or management of the Vessel (including proceeds of insurance against requisition for or other loss of hire or use of the Vessel) or arising out of or in any way connected with any and all such present and future charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, salvage and other operations of the Vessel and any and all guaranties with respect to any of the foregoing, together with the income and proceeds of any and all of the foregoing (all such right, title and interest herein called the "Freights"); provided, however, in the event that the Serial Obligations are satisfied and paid in full pursuant to the terms and conditions of the Serial Loan Agreement, this Assignment will be security solely and exclusively for the Term Obligations.

            Section 2.03 Assignment of Insurances. In addition to the foregoing, the Owner, as security for the Serial Obligations and the Term Obligations, equally and ratably, has sold, assigned, transferred and set over, and does hereby sell, assign, transfer, and set over unto the Lender, its successors and assigns, for its and their successors' and assigns' own proper use and benefit, all of the Owner's right, title and interest in and to
(a) all moneys and claims for moneys due and to become due to the Owner with respect to the actual, constructive, agreed, arranged or compromised total loss, or requisition for title, seizure, condemnation, confiscation, sequestration or compulsory acquisition or otherwise of ownership (but not including proceeds of insurance against requisition for or other loss of hire or use of the Vessel) by act of any country or any governmental authority or otherwise, of the Vessel, and all claims for damages or compensation with respect thereto, and (b) all policies and contracts of insurance of whatsoever nature and all entries with protection and indemnity clubs or societies (to the extent that the rules of the relevant club or society allow such assignment) that have been or may hereafter during the subsistence of this Assignment be taken out in respect of the Owner's interests in the Vessel, including all machinery, materials, equipment, appurtenances and outfits thereon, including without being limited to hull and machinery, off hire, war risks, protection and indemnity and title requisition or otherwise howsoever and all the benefits thereof, including all claims of whatsoever nature and return of premiums, together with the income and proceeds of any and all of the foregoing (all such right, title and interest herein called the "Insurances"); provided, however, in the event that the Serial Obligations are satisfied and paid in full pursuant to the terms and conditions of the Serial Loan Agreement, this Assignment will be security solely and exclusively for the Term Obligations. The foregoing assignment is in addition to, and not in substitution for, the provisions with respect to insurance on the Vessel contained in the Mortgage.

            Section 2.04 Assignment of Proceeds of Requisition of Use. The Owner, as security for the Serial Obligations and the Term Obligations, equally and ratably, hereby assigns, transfers, pledges and sets over to the Lender, its successors and assigns, and grants thereto a security interest in, all of the Owner's right, title and interest to and in all charter hire and compensation resulting from a requisition of use arising during the continuance of this security, together with the income and proceeds of any and all of the foregoing; provided, however, in the event that the Serial Obligations are satisfied and paid in full pursuant to the terms and conditions of the Serial Loan Agreement, this Assignment will be security solely and exclusively for the Term Obligations. If, as a result of such requisition, the requisitioner shall pay or become liable to pay any amount by reason of the loss of or injury to or depreciation of the Vessel, any such amount is hereby made payable to the Lender.

                                ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE OWNER

            The Owner hereby represents and warrants to the Lender as follows:

            Section 3.01 Organization, Power and Status of the Owner. The Owner (a) is a corporation duly formed, validly existing and in good standing under the laws of The Commonwealth of the Bahamas and (b) is duly authorized, to the extent necessary, to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. The Owner has all requisite corporate power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the Vessel.

            Section 3.02 Authorization; Enforceability; Execution and Delivery.
(a) The Owner has all necessary corporate power and authority to execute, deliver and perform under this Assignment.

            (b) All action on the part of the Owner that is required for the authorization, execution, delivery and performance of this Assignment has been duly and effectively taken; and the execution, delivery and performance of this Assignment does not require the approval or consent of any Person except for such consents and approvals as have been obtained on or prior to the Closing Date.

            (c) This Assignment has been duly executed and delivered by the Owner. This Assignment constitutes the legal, valid and binding obligation of the Owner, enforceable against it in accordance with the terms thereof.

            Section 3.03 No Conflicts; Laws and Consents; No Default. (a) Neither the execution, delivery and performance of this Assignment nor the consummation of any of the transactions contemplated hereby nor performance of or compliance with the terms and conditions hereof (i) contravenes any Requirement of Law applicable to the Owner or (ii) constitutes a default under any Security Document.

            (b) The Owner is in compliance with and not in default under any and all Requirements of Law applicable to the Owner and all terms and provisions of this Assignment.

            Section 3.04 Governmental Approvals. All Governmental Approvals which are required to be obtained in the name of the Owner in connection with the execution, delivery and performance by the Owner of this Assignment have been obtained and are in effect on the Closing Date.

            Section 3.05 Litigation. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending against the Owner or, to the best of the Owner's knowledge, threatened against the Owner or pending or threatened against any property or other assets or rights of the Owner with respect to this Assignment.

            Section 3.06 No Prior Assignment. The Owner has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Assignment shall remain in effect, the Initial Charter or any part of the rights, titles and interests hereby assigned, to anyone other than the Lender, or its successors or assigns.

                                ARTICLE IV

                          COVENANTS OF THE OWNER

            Section 4.01 Covenants of Owner. (a) The Owner covenants (i) that it shall forthwith give, or cause its broker to give, in the form attached as Appendix I hereto, notice of this Assignment to all insurers, underwriters, clubs and associations, with respect to all that is assigned pursuant to the terms hereof and it shall cause its interest in all Insurances and moneys hereby assigned to be paid over promptly to the Lender or as it may direct and that it shall cause its interest in all policies of insurance on the Vessel to be assigned to the Lender or as it may direct; provided, however, that so long as the Initial Charter is in effect, the notices may be in the form set forth in the Initial Charter, (ii) that it shall cause all moneys and Freights hereby assigned to be paid over promptly to the Lender or as it may direct and that it shall (A) deliver to any charterer (other than the Initial Charterer) a Notice in the form annexed hereto as Appendix II and (B) cause any charterer to execute and deliver to the Lender a Consent in the form annexed hereto as Appendix III or in such other form as agreed to by the Lender and (iii) that it shall promptly execute and deliver to the Lender such documents, if any, and shall do and perform such acts, if any, as in the opinion of counsel for the Lender may be necessary or useful to facilitate or expedite the collection by the Lender of such claims arising out of any requisition of use.

            (b) All moneys and Freights and Insurances received by the Lender under this Assignment shall be treated and applied as provided in the Loan Agreement and Mortgage, respectively.

            Section 4.02 Owner to Remain Liable. Anything in this Assignment contained to the contrary notwithstanding, the Owner shall remain liable under any existing charters, and any future charter parties, bills of lading, contracts and other engagements of affreightment or other carriage or transportation of cargo and other operations of every kind whatsoever of the Vessel and any such policies of insurance, and shall observe, perform and fulfill all of the conditions and obligations to be observed, performed and fulfilled by them thereunder, and the Lender shall have no obligation or liability thereunder or by reason of or arising out of this Assignment, nor shall the Lender be required or obligated in any manner to observe, perform or fulfill any of the conditions or obligations of the Owner thereunder or pursuant thereto, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Owner, or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to the Lender or to which the Lender may be entitled hereunder at any time or times. The obligations of the Owner under any policies of insurance may (at the sole election of the Lender) be performed by the Lender or its nominee, without releasing the Owner therefrom, but the Lender or its nominee shall be under no duty whatsoever to perform or incur any such obligations.

            Section 4.03 Further Assurances. The Owner will at any time and from time to time, upon the written request of the Lender, promptly and duly execute and deliver any and all such further instruments and documents and take such action as the Lender may deem desirable in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

            Section 4.04 Lender as Attorney-in-Fact of Owner. The Owner hereby constitutes the Lender, and its successors and assigns, its true and lawful attorney-in-fact, irrevocably, with full power in its own name, in the name of its agents or nominees or in the name of the Owner or otherwise, to ask, require, demand, receive, enforce and give acquittance for, any and all moneys and claims for moneys due and to become due and payable under or arising out of the Initial Charter, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which to the Lender may seem to be necessary or advisable under this Assignment. Any action or proceeding brought by the Lender pursuant to any of the provisions of this Assignment or otherwise and any claim made by the Lender hereunder may be compromised, withdrawn or otherwise dealt with by the Lender without any notice to or approval of the Owner.

                                 ARTICLE V

                         MISCELLANEOUS PROVISIONS

            Section 5.01 Amendment. This Assignment may be amended from time to time by written agreement signed by the parties hereto.

            Section 5.02 Severability. If any provision of this Assignment is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or Sections of this Assignment contained, shall not affect the remaining portions of this Assignment, or any part thereof.

            Section 5.03 Notices. All demands, notices and communications hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Lender, at the following address: c/o JH Management Corporation, Room 6/9, One International Place, Boston, Massachusetts 02110-2624, (b) in the case of the Owner, at the following address: United House, 14-16 Nelson Street, Douglas, Isle of Man, or at other such address as shall be designated by such party in a written notice to the other parties.

            Section 5.04 Consent to Jurisdiction. Any legal suit, action or proceeding against the Owner arising out of or relating to this Assignment, or any transaction contemplated hereby, may be instituted in any federal or state court in The City of New York, State of New York and the Owner hereby waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and the Owner hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.
The Owner hereby irrevocably appoints and designates CT Corporation System, having an address at 1633 Broadway, New York, New York, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting servicing of legal process and the Owner agrees that service of process upon such party shall constitute personal service of such process on the Owner. The Owner shall maintain the designation and appointment of such authorized agent until all amounts payable under this Assignment shall have been paid in full. If such agent shall cease to so act, the Owner shall immediately designate and appoint another such agent satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such other agent's acceptance of such appointment.

            Section 5.05 Captions. The captions or headings in this Assignment are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Assignment.

            Section 5.06 Governing Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law.

            Section 5.07 No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture among the parties hereto and the services of each party shall be rendered as an independent contractor and not as agent for any other party.

            Section 5.08 Counterparts. This Assignment may be executed in any number of counterparts and by different parties hereto on separate counterpart, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

            Section 5.09 Survival. The representations, covenants and agreements contained in or made pursuant to this Assignment in respect of either party hereto shall survive the execution and delivery of this Assignment and shall continue in effect so long as such party's obligations hereunder remain outstanding.

            Section 5.10 Integration. This Assignment and the Schedule and Exhibits hereto constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

            Section 5.11 Reproduction of Documents. This Assignment and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            Section 5.12 Successors and Assigns; Assignment. This Assignment shall be binding upon and inure to the benefit of the Owner and the Lender and their respective successors and assigns. The Owner shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. The Lender, at its sole option, shall have the right to assign this Assignment, the Serial Loan Agreement, the Term Loan Agreement, the Security Documents and any of its rights and interest hereunder and thereunder.

            Section 5.13 General Interpretive Principles. For purposes of this Assignment except as otherwise expressly provided or unless the context otherwise requires:

            (a) the defined terms in this Assignment shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

            (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

            (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Assignment;

            (d)   a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

            (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Assignment as a whole and not to any particular provision; and

            (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

            Section 5.14 Effective Date of Transaction. Notwithstanding and the fact that this Assignment is dated as of _______ 1, 1994, the transactions set forth herein shall not be effective until the Closing Date.

            IN WITNESS WHEREOF, the Owner and the Lender have caused this Assignment to be duly executed and delivered by their respective officers thereunto duly authorized all as of the day and year first above written.


                              CALIFORNIA PETROLEUM TRANSPORT
                              CORPORATION, as Lender


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________



                              CALPETRO TANKERS (BAHAMAS I) LIMITED, as Owner


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________


                                                                  APPENDIX I

                           NOTICE OF ASSIGNMENT

            California Petroleum Transport Corporation, as mortgagee (the "Lender") and CalPetro Tankers (Bahamas I) Limited (the "Owner"), owner of the m.t. [Name of Vessel] (the "Vessel"), hereby give notice that by an assignment contained in an Assignment of Earnings and Insurances, dated as of _______ 1, 1994, between the Owner and the Lender, the Owner assigned to the Lender all of its right, title and interest under, to and in all policies and contracts of insurance of whatsoever nature and all entries with protection and indemnity clubs or societies now or hereafter taken out in respect of the Vessel, its rights, disbursements, profits, including all claims of whatsoever nature thereunder or otherwise. This Notice is to be endorsed on all policies and certificates of entry evidencing such insurances.

            All claims payable shall be subject to the following conditions:

                  (i) Any claim payable in respect of an actual or constructive or arranged or agreed or compromised total loss, or loss in the event of the confiscation, compulsory acquisition or requisition of the Vessel, for title or use, by any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, order, decree or otherwise, shall be payable to the Lender, provided always that the written consent of the Lender shall be obtained prior to the arranged or agreed or compromised total loss being agreed with the underwriters (insurers);


                  (ii) All other claims shall be released to (the repairer or salvor for the repair, salvage or other charges involved or to the Owners as reimbursement if it has fully repaired the damages and paid all of the salvage and other charges;

      Notwithstanding the foregoing, if there exists an Event of Default under the First Preferred Ship Mortgage, dated ________ __, 1994, on the Vessel given by the Owner in favor of the Lender and the brokers and/or Underwriters (insurers) have been so notified by the Lender, all claims shall be payable to the Lender.

      The underwriters (insurers) agree that the Lender shall be advised immediately of the termination of this policy (entry), and in the event of any failure by the Owner to pay premiums (dues or Club calls) as and when due the Lender shall be given at least fourteen (14) days' prior telegraphic or telex notice of the cancellation or material alteration of this policy (entry).

      The Lender shall have no obligations whatsoever to pay any premiums or costs (dues or Club calls), but shall have the right to do so in the event of non-payment by the Owner. The underwriters (insurers) shall promptly advise the Lender of any act of omission of which the Underwriters (insurers) are aware that might void this policy (entry) or make the same invalid or unenforceable in whole or in part.

                                  Endorsement

            California Petroleum Transport Corporation, as mortgagee (the "Lender") and CalPetro Tankers (Bahamas I) Limited (the "Owner"), owner of the m.t. [Name of Vessel] (the "Vessel"), hereby give notice that by an assignment contained in an Assignment of Earnings and Insurances, dated as of _______ 1, 1994, between the Owner and the Lender, the Owner assigned to the Lender all of its right, title and interest under, to and in all policies and contracts of insurance of whatsoever nature and all entries with protection and indemnity clubs or societies now or hereafter taken out in respect of the Vessel, its rights, disbursements, profits or otherwise.

            It is hereby noted that all claims shall be paid to the Owner unless and until the Lender, as mortgagee, shall have given notice in writing that the Owner is in default under the First Preferred Ship Mortgage, _______ __, 1994 on the Vessel given by the Owner in favor of the Lender, as mortgagee, in which event such claims shall be payable to the Lender, as mortgagee. Any modification of the terms of this insurance or cancellation or termination by reason of nonpayment of premiums, dues, assessments, contributions or other amounts which may become due shall not become effective against the interests of the Lender, as mortgagee its successors or assigns until fourteen (14) days' prior telegraphic or telex notice is given to the Lender, as mortgagee its successors or assigns of such modification, cancellation or termination.

                                          CALPETRO TANKERS (BAHAMAS I)
                                          LIMITED



                                          By: __________________________
                                          Name:_________________________
                                          Title:________________________



                                                                   APPENDIX II

                           NOTICE OF ASSIGNMENT

       CalPetro Tankers (Bahamas I) Limited (the "Owner"), owner of the m.t. [Name of Vessel] (the "Vessel"), hereby gives you notice that by an assignment contained in an Assignment of Earnings, dated as of _______ 1, 1994, between the Owner and California Petroleum Transport Corporation (the "Lender"), the Owner assigned to the Lender all of its right, title and interest under, to and in (a) any and all moneys due and to become due to the Owner under any and all present and future charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, salvage and other operations of every kind whatsoever of the Vessel; and (b) any and all claims and causes of action for money, loss or damages that may accrue arising out of or in any way connected with the present or future use, operation or management of the Vessel (including proceeds of insurance against requisition for or other loss of hire or use of the Vessel) or arising out of or in any way connected with any and all such present and future charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, salvage and other operations of the Vessel and any and all guaranties with respect to any of the foregoing, together with the income and proceeds of any and all of the foregoing (all such right, title and interest herein called the "Freights").

      So long as the Assignment remains effective, upon your receipt of notice of the occurrence of an Event of Default under the Term Loan Agreement or Serial Loan Agreement referred to in the Assignment, pay any and all sums under your charter with the Owner directly to Account No. ________________, at ______________, or otherwise to such other account as you may be notified in writing at any time or from time to time.

      Please execute the attached Letter of Consent and Acknowledgement of Assignment and return it to the undersigned.


                                          CALPETRO TANKERS (BAHAMAS I)
                                          LIMITED



                                          By:__________________________
                                          Name:________________________
                                          Title:_______________________

                                                                  Appendix III

            LETTER OF CONSENT AND ACKNOWLEDGEMENT OF ASSIGNMENT

                                                __________ __, 1994

[Name of Charterer]

Dear Sirs:

      The undersigned hereby consents to and acknowledges receipt of a signed copy of the Assignment of Earnings and Insurances (the "Assignment"), dated as of __________ 1, 1994, between CalPetro Tankers (Bahamas I) Limited (the "Owner") and yourselves as adequate notice of such assignment to you of the Charter (the "Charter"), dated __________, ____ between us and the Owner and of all the right, title and interest of the Owner in, to and under the Charter.


      So long as the Assignment remains effective, we hereby agree that, upon your notification to us of the occurrence of an Event of Default under the Term Loan Agreement or Serial Loan Agreement referred to in the Assignment, we shall pay any and all sums which we are legally obligated to pay to the Owner or otherwise as stated in and according to the Charter directly to your Account No. ________________, at ______________, or otherwise to such other account as you may at any time or from time to time, designate by notice to us in writing.

      Payments of moneys under the Charter may be adjusted, reduced or withheld only as expressly provided therein. Payments to you shall not be subject to any right of set-off or defense by way of counterclaim or otherwise which the undersigned may have against the Owner or any entity substituted for it other than under the Charter and all payments once made to you will be final, and once paid we will not, for any reason whatsoever, seek to recover any such payment made to you by virtue of the Assignment or this Letter of Consent.

      We confirm that the terms of the Charter remain in full force and effect and constitute the entire agreement between the parties thereto with respect to the Vessel and that the Owner is not presently in breach of the terms of the Charter. We further confirm that the terms of the Charter have not been varied or modified and that the terms of the Charter will not after the date hereof be varied or modified without your prior written consent.

      We confirm that we have received no prior notice of any assignment by the Owner of any interest in the Charter.

      The undersigned will not permit any amendment, modification, cancellation or other alteration in the Charter, nor will it consent to or accept the substitution thereunder of any party for the Owner without your prior written consent.

                              [Name of Charterer], as Charterer

                              By:_________________________________
                              Name:_______________________________
                              Title:______________________________




                                SCHEDULE 1

                   Defined Terms Used in the Assignment

      "Assignment of Charter" means the assignment between the Owner and the Lender, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner assigns to the Lender all of its right, title and interest in, to and under the Initial Charter to secure its obligations under the Loan Agreements.

      "Assignment" or "Assignment of Earnings and Insurances" means the assignment between the Owner and the Lender, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner assigns to the Lender all of its right, title and interest in, to and under the freights and hires (as well as any charters entered into after the Closing Date) with respect to the Vessel to secure its obligations under the Loan Agreements.

      "Assignment of Guarantee" means the assignment between the Owner and the Lender, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner assigns to the Lender all of its right, title and interest in, to and under the Chevron Guarantee to secure its obligations under the Loan Agreements.

      "Assignment of Management Agreement" means the assignment between the Owner and the Lender, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner assigns to the Lender all of its right, title and interest in, to and under the Management Agreement to secure its obligations under the Loan Agreements.

      "Assignment of Purchase Agreement" means the assignment between the Owner and the Lender, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner assigns to the Lender all of its right, title and interest in, to and under the Purchase Agreement to secure its obligations under the Loan Agreements.

      "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or in the city and state where the Trustee's principal offices are located, are authorized or are obligated by law, executive order or governmental decree to be closed.

      "Chevron" means Chevron Corporation, a Delaware corporation.

      "Chevron Guarantee" means the guarantee of the obligations of the Initial Charterer under the Initial Charter given by Chevron.

      "Closing Date" means _________ __, 1994.

      "Collateral" means (i) an assignment of the Initial Charter, (ii) a mortgage on the Vessel, (iii) an assignment of the earnings and insurances on the Vessel, (iv) an assignment of the Chevron Guarantee, (v) an assignment of the Management Agreement relating to the Vessel, (vi) an assignment of the Purchase Agreement, (vii) the pledge of the shares of the Owner by Owner's shareholder and (viii) a blanket security interest on all of the assets of the Owner now existing or hereafter created, together with all income and proceeds thereof.

      "Event of Default" means an Event of Default under Section 6.01 of the Loan Agreements.

      "Governmental Approval" means any authorization, consent, approval, license, franchise, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority relating to the ownership of the Collateral or to the execution, delivery or performance of the Loan Agreement or any Security Document.

      "Governmental Authority" means the federal government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity with authority over the Owner or operation of the Vessels.

      "Indentures" means the Indenture, dated as of ____________, ___ between the Lender and the Trustee pursuant to which the Term Mortgage Notes will be issued and the Indenture, dated as of _____________, ___ between the Lender and the Trustee pursuant to which the Serial Mortgage Notes will be issued.


      "Initial Charter" means with respect to each Vessel, the Bareboat Charter, dated _________, between the Initial Charterer and the Owner.

      "Initial Charterer" means Chevron Transport Corporation, a Liberian corporation.

      "Issue of One Debenture" means each Issue of One Debenture between the Owner and the Lender, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner grants to the Lender a security interest in all of its assets.

      "Law" means any statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

      "Lender" means California Petroleum Transport Corporation, a corporation organized under the laws of the State of Delaware.

      "Loan Agreements" means, collectively, the Serial Loan Agreement and the Term Loan Agreement.

      "Loans" means, collectively, the Serial Loans and the Term Loan.

      "Loss Date" means the date which is 90 days after the occurrence of a Total Loss of the Vessel.

      "Management Agreement" means the agreement, dated the Closing Date, among the Owner, the Manager and the Technical Adviser.

      "Manager" means the Person performing the duties of the Manager under the Management Agreement, initially P.D. Gram & Co. ans.

      "Mortgage" means, with respect to the Vessel, the first preferred ship mortgages on the Vessel granted by the Owner to the Lender, as amended from time to time in accordance with the terms of such Mortgage.

      "Owner" means CalPetro Tankers (Bahamas I) Limited, a company organized under the laws of The Commonwealth of the Bahamas.

      "Payment Date" means each ________ and ______________ commencing ___________ 1995.

      "Person" means an individual, a partnership, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, or other entity or a government or any agency or political subdivision thereof.

      "Purchase Agreement" means the Vessel Purchase Agreement, dated as of _________________, between the Owner and the Initial Charterer wherein the Owner purchases the Vessel from the Initial Charterer.

      "Registration Jurisdiction" means the jurisdiction in which the Vessel is or will be registered.

      "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or partnership agreement or other organizational or governing documents of such Person, and, any Law applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.

      "Securities" means, collectively, the Term Mortgage Notes and the Serial Mortgage Notes.

      "Security Documents" means the Serial Loan Agreement, the Term Loan Agreement, the Mortgage, the Assignment of Charter, the Assignment of Earnings and Insurances, the Assignment of Guarantee, the Assignment of Management Agreement, the Assignment of Purchase Agreement, the Issue of One Debenture, collectively.

      "Serial Loan Agreement" the Loan Agreement, dated as of _______ 1, 1994 between the Lender and the Owner pursuant to which the Lender will make the Serial Loan to the Owner.

      "Serial Loans" shall have the meaning assigned to such term in the Preliminary Statement of this Assignment.

      "Serial Mortgage Notes" means the Serial First Preferred Term Mortgage Notes which will mature serially from _____________, 1995 to _____________, 2005 in the initial aggregate amount of $168,500,000 issued by the Lender concurrently with the issuance of the Term Mortgage Notes.

      "Serial Obligations" means the payment, performance or obligations of any kind or nature whatsoever of the Owner under and pursuant to the Serial Loan Agreement, any Security Document and any instrument, agreement or document referred to therein.

      "State" means any state of the United States of America and, in addition, the District of Columbia.

      "Technical Adviser" means the person performing the duties of the Technical Adviser under the Management Agreement, initially Barber Ship Management Group.

      "Term Loan" shall have the meaning assigned to such term in the Preliminary Statement of this Assignment.

      "Term Loan Agreement" means the Loan Agreement, dated as of _______ 1, 1994 between the Owner and the Lender pursuant to which the Lender makes the Term Loan to the Owner.

      "Term Mortgage Notes" means __% First Preferred Mortgage Notes Due 2014 in the initial aggregate amount of $117,900,000 issued by the Lender concurrently with the issuance of the Serial Mortgage Notes.

      "Term Obligations" means the payment, performance or obligations of any kind or nature whatsoever of the Owner under and pursuant to the Term Loan Agreement, any Security Document and any instrument, agreement or document referred to therein.

      "Trustee" means Chemical Trust Company of California.

      "Vessel" shall have the meaning assigned to such term in the Preliminary Statement of the Assignment.